Exhibit 10.14

AMENDED AND RESTATED

DOLLAR GENERAL CORPORATION
ANNUAL INCENTIVE PLAN

This Amended and Restated Dollar General Corporation Annual Incentive Plan (the “Plan”), initially approved by the Board of Directors of Dollar General Corporation (the “Company”) on March 16, 2005 and adopted by the shareholders of the Company on May 24, 2005, is hereby amended and restated in its entirety, effective as of the date set forth in Section 9 of the Plan below, as follows:

SECTION 1
PURPOSE

The purpose of the Dollar General Corporation Annual Incentive Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

SECTION 2
DEFINITIONS

“Award” shall mean the amount granted to a Participant by the Committee for a Performance Period.

“Board” shall mean the Board of Directors of the Company, or the successor thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive” shall mean any “covered employee” (as defined in Section 162(m) of the Code), any executive officer of the Company or its Subsidiaries and, in the discretion of the Committee, any other employee of the Company or its Subsidiaries.

“Participant” shall mean, for each Performance Period, each Executive who has been selected by the Committee to participate in the Plan.

“Performance Period” shall mean the Company’s fiscal year or any longer period designated by the Committee (not to exceed five years) with respect to which an Award may be granted.  Performance Periods may not overlap.

“Plan” shall mean this Amended and Restated Dollar General Corporation Annual Incentive Plan, as amended from time to time.

“Qualified Performance-Based Award” means an Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures.

“Qualified Performance Measures” means one or more of the performance measures listed below upon which performance goals for certain Qualified Performance-Based Awards may be established from time to time by the Committee within the time period prescribed by Section 162(m) of the Code:

(a)                                  Net earnings or net income (before or after taxes);

(b)                                 Earnings per share;

(c)                                  Net sales or revenue growth;

(d)                                 Gross or net operating profit;

(e)                                  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)                                    Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g)                                 Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)                                 Gross or operating margins;

(i)                                     Productivity ratios;

(j)                                     Share price (including, but not limited to, growth measures and total shareholder return);

(k)                                  Expense targets;

(l)                                     Margins;

(m)                               Operating efficiency;

(n)                                 Customer satisfaction;

(o)                                 Working capital targets;

(p)                                 Economic Value Added;

(q)                                 Volume;

(r)                                    Capital expenditures;

(s)                                  Market share;

(t)                                    Costs;

(u)                                 Regulatory ratings;

(v)                                 Asset quality;

(w)                               Net worth; and

(x)                                   Safety

“Section 162(m) Cash Maximum” means $5,000,000.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

“Service Recipient” means the Company, any subsidiary of the Company, or any affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

SECTION 3
ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan.  The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and Participants, Executives, former Executives and their respective successors and assigns.  No member of the Committee shall be eligible to participate in the Plan.

SECTION 4
DETERMINATION OF AWARDS

(a)           Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code (which, in the case of any Qualified Performance-Based Award, currently is not later than the earlier of (i) 90 days after the beginning of the period of service to which the performance goal(s) relate or (ii) the first 25% of the period of service), the Committee shall establish: (1) the Executives or class of Executives who will be Participants in the Plan; (2) for each Participant a maximum Award, which shall not exceed the Section 162(m) Cash Maximum; and (3) the performance goal(s) and Qualified

Performance Measure(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any Qualified Performance-Based Award.

(b)           Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing the satisfaction of the performance goal(s) for any Qualified Performance Measure(s) applicable to any Qualified Performance-Based Award.

(c)           The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against budgeted financial goals and the Participant’s personal performance, provided, however, that any such reduction or elimination shall not operate to increase a Qualified Performance-Based Award, or amount payable thereunder, to any Participant who is an Executive.  The Committee may not increase a Qualified Performance-Based Award, or amount payable thereunder, granted to a Participant who is an Executive.

SECTION 5
PAYMENT OF AWARDS

Each Participant shall be eligible to receive payment of the Award in cash, as soon as practicable after the amount of such Participant’s Award for a Performance Period has been determined, but in no event later than the 15th day of the third calendar month following the end of the fiscal year in respect of which such Awards were earned.  Subject to the provisions of Section 8(g) hereof, payment of the award may be deferred in accordance with a written election by the Participant in accordance with the terms of the Company’s CDP/SERP Plan, as such Plan may be amended and/or restated from time to time.

SECTION 6
AMENDMENTS

The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the shareholders of the Company pursuant to Section 162(m) of the Code, NYSE listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent.  No amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

SECTION 7
TERMINATION

The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant’s written consent.

SECTION 8
OTHER PROVISIONS

(a)           No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted.  Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company.  Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

(b)           The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant’s death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(c)           Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(d)           The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

(e)           All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Tennessee without regard to principles of conflict of laws.

(f)            No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

(g)           The Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code (“Section 409A”).  Notwithstanding anything herein to the contrary, if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A), if such payment or benefit is payable upon a termination of employment.  Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.

SECTION 9
EFFECTIVE DATE

The Plan shall be effective upon the date the Plan is approved by the shareholders of the Company.